Exhibit 10.3
SECOND AMENDMENT TO THE
2006 AMENDED AND RESTATED EQUITY COMPENSATION PLAN
OF
AIR METHODS CORPORATION

1.           The 2006 Equity Compensation Plan (the “Plan”) of Air Methods Corporation, a Delaware corporation (the “Company”), was approved by the Board of Directors on May 3, 2006, and submitted for approval by the Company’s stockholders, and approved, on August 2, 2006, and subsequently amended and restated on August 6, 2009.

2.           This Second Amendment to the Plan (this “Amendment”) was approved by the Board of Directors on February 12, 2010, and submitted for approval by the Company’s stockholders, and approved, on June 17, 2010.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

3.           Section 6.1 of Article VI of the Plan is hereby deleted and replaced in its entirety as follows:

“6.1           Maximum Number.  The maximum aggregate number of shares of Common Stock that may be issued pursuant to Equity Compensation Grants granted under the Plan shall be 1,000,000.  If any shares of Common Stock subject to an Equity Compensation Grant are forfeited or expire under the terms of the Grant, such shares may again be made subject to Equity Compensation Grants.”

4.           Except as provided in this Amendment, the Plan is unchanged and remains in full force and effect.